MODIFICATION OF MORTGAGE AND
         SECURITY AGREEMENT AND OTHER LOAN DOCUMENTS


     THIS MODIFICATION OF MORTGAGE AND SECURITY AGREEMENT AND OTHER
LOAN DOCUMENTS (this "Agreement") is made as of the ___ day of November, 1994 by and among ARVIDA/JMB PARTNERS, a Florida general partnership, having an address c/o Arvida/JMB Managers, Inc., 900 N. Michigan Avenue, Chicago, Illinois 60601 ("Arvida GP"), WESTON HILLS COUNTRY CLUB LIMITED PARTNERSHIP, a Delaware limited partnership, having an address c/o Arvida/JMB Managers, Inc., 900 N. Michigan Avenue, Chicago, Illinois 60601 ("Weston Partnership"; Arvida GP and Weston Partnership are hereinafter collectively referred to as "Mortgagor"), and CHEMICAL BANK, a New York corporation ("Chemical"), having an address at 380 Madison Avenue, 11th Floor, New York, New York 10017, as agent (in that capacity, the "Mortgagee"), on behalf and for the benefit of the Secured Parties (as defined herein).

                      R E C I T A L S :

     A. On October 7, 1992, NationsBank of Florida, N.A., a national banking association ("NationsBank") and Chemical Bank (collectively, the "Secured Parties") made certain loans (collectively, the "Original Loans") to Mortgagor, Arvida/JMB Partners, L.P., a Delaware limited partnership, Southeast Florida Holdings, Inc., an Illinois corporation, Center Office Partners, a Florida general partnership, Center Retail Partners, a Florida general partnership, and Center Hotel Limited Partnership, a Delaware limited partnership (collectively, the "Borrowers") in the aggregate maximum principal amount of $191,805,195.42.

     B. The Original Loans are evidenced by the following promissory notes: (i) Term Note dated October 7, 1992 (the "Original Chemical Term Note"), executed by Borrowers in favor of Chemical, in the original principal amount of $101,444,156.34; (ii) Term Note dated October 7, 1992 (the "Original NationsBank Term Note"), executed by Borrowers in favor of NationsBank, in the original principal amount of $25,361,039.08; (iii) Revolving Credit Note dated October 7, 1992 (the "Original Chemical Revolving Credit Note"), executed by Borrowers in favor of Chemical, in the original principal amount of $36,000,000.00;
(iv) Revolving Credit Note dated October 7, 1992 (the "Original NationsBank Revolving Credit Note"), executed by Borrowers in favor of NationsBank, in the original principal amount of $9,000,000.00 (the Original Chemical Term Note, the Original NationsBank Term Note, the Original Chemical Revolving Credit Note and the Original NationsBank Revolving Credit Note being hereinafter sometimes collectively referred to as the "Original Non-I/P Notes"); (v) I/P Note dated October 7, 1992 (the "Original Chemical I/P Note"), executed by Borrowers in favor of Chemical, in the original principal amount of $16,000,000.00; and (vi) I/P Note dated October 7, 1992 (the "Original NationsBank I/P Note"), executed by Borrowers in favor of NationsBank, in the original principal amount of $4,000,000.00 (the Original Chemical I/P Note and the Original NationsBank I/P Note being hereinafter sometimes collectively referred to as the "Original I/P Notes"; the Original Non-I/P Notes and the Original I/P Notes being hereinafter sometimes collectively referred to as the "Original Note").

     C. The Original Loans are secured, in part, by the following (collectively, the "Original Security Documents"):

          (i) a Mortgage and Security Agreement dated as of October 7, 1992 (the "Original Mortgage"), made by Mortgagor in favor of Mortgagee, and recorded in counterparts as follows: in Official Records Book 19976, at Page 841 of the Public Records of Broward County, Florida; in Official Records Book 7436, at Page 1157 of the Public Records of Palm Beach County, Florida; in Official Records Book 7438, at Page 1064 of the Public Records of Duval County, Florida; in Official Records Book 962, at Page 168 of the Public Records of St. Johns County, Florida; in Official Records Book 2443, at Page 126, of the Public Records of Sarasota County, Florida; and in Official Records Book 6773, at Page 55 of the Public Records of Hillsborough County, Florida;

          (ii) an Assignment of Leases, Subleases, Rents and Profits dated as of October 7, 1992 (the "Original Arvida GP Lease Assignment"), made by Arvida GP in favor of Mortgagee, and recorded in counterparts as follows: in Official Records Book 7436 at Page 1436 of the Public Records of Palm Beach County, Florida; in Official Records Book 7438, at Page 1327 of the Public Records of Duval County, Florida; in Official Records Book 962, at Page 431 of the Public Records of St. Johns County, Florida; in Official Records Book 2443, at Page 389 of the Public Records of Sarasota County, Florida; and in Official Records Book 6773, at Page 318 of the Public Records of Hillsborough County, Florida;

          (iii) an Assignment of Leases, Subleases, Rents and Profits dated as of May 27, 1993 (the "Original Weston Lease Assignment"), made by Arvida GP and Weston Partnership in favor of Mortgagee, and recorded in Official Records Book 20787, Page 326, of the Public Records of Broward County, Florida (the Original Arvida GP Lease Assignment and the Original Weston Lease Assignment being hereinafter sometimes collectively referred to as the "Original Lease Assignment");

          (iv) a Collateral Assignment of Developer's Rights dated as of October 7, 1992 (the "1992 Collateral Assignment"), made by Mortgagor in favor of Mortgagee, and recorded in counterparts as follows: in Official Records Book 19977, at Page 0001 of the Public Records of Broward County, Florida; in Official Records Book 7436, at Page 1541 of the Public Records of Palm Beach County, Florida; in Official Records Book 7438, at Page 1421 of the Public Records of Duval County, Florida; in Official Records Book 962, at Page 525 of the Public Records of St. Johns County, Florida; in Official Records Book 2443, at Page 483, of the Public Records of Sarasota County, Florida; and in Official Records Book 6773, at Page 412 of the Public Records of Hillsborough County, Florida; and

          (v) an Amendment to Collateral Assignment of Developer's Rights dated as of February 10, 1994 (the "Amendment to Collateral Assignment"), made by Mortgagor in favor of Mortgagee, and recorded in counterparts as follows: in Official Records Book 21844, at Page 813 of the Public Records of Broward County, Florida; in Official Records Book 8162, at Page 822 of the Public Records of Palm Beach County, Florida; in Official Records Book 7804, at Page 1653 of the Public Records of Duval County, Florida; in Official Records Book 1041, at Page 1308 of the Public Records of St. Johns County, Florida; in Official Records Book 2602, at Page 2170 of the Public Records of Sarasota County, Florida; and in Official Records Book 7314, at Page 1856, of the Public Records of Hillsborough County, Florida (the 1992 Collateral Assignment, as amended by the Amendment to Collateral Assignment, is hereinafter collectively referred to as the "Original Collateral Assignment").

     D. The Original Security Documents also secure Borrowers' obligations with respect to a letter of credit facility in the maximum principal amount of TWENTY MILLION AND 00/100 DOLLARS ($20,000,000.00) pursuant to the terms of the Amended and Restated Credit Agreement dated as of October 7, 1992 among Borrowers, Mortgagee and the Secured Parties (the "Original Credit Agreement") and the Letter of Credit Documents (as defined in the Original Mortgage).

     E. Mortgagor has requested that Mortgagee modify and renew the Original Loans.

     F. In connection with the modification and renewal of the Original Loans, the following are occurring contemporaneously with the execution of this Agreement:

          (i) (A) the Original Chemical Term Note is being amended, restated and renewed pursuant to an Amended, Restated and Renewal Term Note dated of even date herewith (the "Chemical Term Renewal Note"), executed by Borrowers in favor of Chemical, in the original principal amount of $59,255,582.95; (B) the Original NationsBank Term Note is being amended, restated and renewed pursuant to an Amended, Restated and Renewal Term Note dated of even date herewith (the "NationsBank Term Renewal Note"), executed by Borrowers in favor of NationsBank, in the original principal amount of $14,813,895.74; (C) the Original Chemical Revolving Credit Note is being amended, restated and renewed pursuant to an Amended, Restated and Renewal Revolving Credit Note dated of even date herewith (the "Chemical Revolving Credit Renewal Note"), executed by Borrowers in favor of Chemical, in the original principal amount of $16,000,000.00; and (D) the Original NationsBank Revolving Credit Note is being amended, restated and renewed pursuant to an Amended, Restated and Renewal Revolving Credit Note dated of even date herewith (the "NationsBank Revolving Credit Renewal Note"), executed by Borrowers in favor of NationsBank, in the original principal amount of $4,000,000.00 (the Chemical Term Renewal Note, the NationsBank Term Renewal Note, the Chemical Revolving Credit Renewal Note and the NationsBank Revolving Credit Renewal Note being hereinafter sometimes collectively referred to as the "Non-I/P Renewal Notes"); and

          (ii) The Original Chemical I/P Note is being amended, restated and renewed pursuant to an Amended, Restated and Renewal I/P Note dated of even date herewith (the "Chemical I/P Renewal Note"), executed by Borrowers in favor of Chemical, in the original principal amount of $14,426,660.80 and the Original NationsBank I/P Note is being amended, restated and renewed pursuant to an Amended, Restated and Renewal I/P Note dated of even date herewith (the "NationsBank I/P Renewal Note"), executed by Borrowers in favor of NationsBank, in the original principal amount of $3,606,665.20 (the Chemical I/P Renewal Note and the NationsBank I/P Renewal Note being hereinafter sometimes collectively referred to as the "I/P Renewal Notes") (the Non-I/P Renewal Notes and the I/P Renewal Notes being hereinafter sometimes collectively referred to as the "Renewal Note").

     G. The Original Credit Agreement is being amended and restated pursuant to a Second Amended and Restated Credit Agreement dated of even date herewith (the "Amended Credit Agreement"), pursuant to which, inter alia, Mortgagee and Mortgagor have agreed to reduce the letter of credit facility to FIFTEEN MILLION AND 00/100 DOLLARS ($15,000,000.00).

     H. Mortgagor has requested Mortgagee to modify and amend certain terms and conditions of the Original Security Documents and certain other Loan Documents delivered in connection with the Original Loans to reflect the above-referenced transactions and Mortgagee is willing to make such modifications and amendments, subject to the terms, provisions and conditions hereinafter set forth.

     NOW, THEREFORE, in consideration of the mutual covenants herein contained and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, and intending to be legally bound, the parties hereto do hereby covenant and agree as follows:

     1. Recitals. Each and all of the foregoing recitations are true and correct and are incorporated herein by reference and made a part hereof.

     2. Capitalized Terms. All initially capitalized terms used in this Agreement, unless otherwise specifically defined herein, shall have the respective meanings assigned to such terms in the Mortgage (as hereinafter defined).

     3.   Definitions.

          (a) The term "Loan Documents", as used and defined herein, in the Original Mortgage and the other Original Security Documents, shall hereafter mean the Note, the Mortgage (as hereinafter defined), the Credit Agreement, the Letter of Credit Documents (as hereinafter defined), the Lease Assignment, the Collateral Assignment, all other mortgages given to secure the Indebtedness or any portion thereof, and all other documents, agreements and instruments evidencing, securing or on any way relating to the Loan, together with all modifications or amendments thereto.

          (b) The term "Mortgage", as used and defined herein, in the Original Mortgage and in the other Loan Documents, shall hereafter mean and refer to the Original Mortgage, as modified hereby, together with any further modifications or amendments thereto.

          (c) The term "Loan", as used and defined herein, in the Mortgage and other Loan Documents, shall hereafter have the meaning assigned to such term in the Amended Credit Agreement.

          (d) The term "Letter of Credit Documents", as used and defined in the Mortgage and the other Loan Documents, shall hereafter have the meaning assigned to such term in the Amended Credit Agreement.

          (e) The term "Non-I/P Notes", as used and defined in the Mortgage and the other Loan Documents, shall include within its meaning and definition the Non-I/P Renewal Notes and the Original Non-I/P Notes, as such Original Non-I/P Notes have been amended and restated pursuant to the Non-I/P Renewal Notes, with the effect that the Mortgage, as modified hereby, shall henceforth secure, among other things, the payment of the indebtedness under the Non-I/P Renewal Notes.

          (f) The term "I/P Notes", as used and defined in the Mortgage and other Loan Documents, shall include within its meaning and definition the I/P Renewal Notes and the Original I/P Notes, as such Original I/P Notes have been amended and restated by the I/P Renewal Notes, with the effect that the Mortgage, as modified hereby, shall henceforth secure, among other things, payment of the indebtedness under the I/P Renewal Notes.

          (g) The term "Note", as used and defined herein, in the Mortgage and other Loan Documents, shall include within its meaning and definition the Original Note, as such Original Note has been amended and restated by the Renewal Note, with the effect that the Mortgage, as modified hereby, shall henceforth secure, among other things, the payment of the indebtedness under the Renewal Note.

          (h) The term "Credit Agreement", as used and defined herein, in the Mortgage and other Loan Documents, shall hereafter mean and refer to the Original Credit Agreement, as amended and restated by the Amended Credit Agreement, together with any further modifications or amendments thereto.

          (i) The term "Equitable Mortgage", as used and defined in the Mortgage and the other Loan Documents, shall hereafter mean and refer to that certain Florida Mortgage dated as of May 27, 1993, by Arvida GP in favor of The Equitable Life Assurance Society of the United States, recorded in Official Records Book 20787, Page 268, of the Public Records of Broward County, Florida.

          (j) The term "Lease Assignment", as used and defined herein, in the Mortgage and the other Loan Documents, shall hereafter mean and refer to the Original Lease Assignment, as modified hereby, together with any further modifications or amendments thereto.

          (k) The term "Collateral Assignment", as used and defined herein and in the Mortgage, shall hereafter mean and refer to the Original Collateral Assignment, as modified hereby, together with any further modifications or amendments thereto.

     4.   Modifications to Mortgage, Lease Assignment and Collateral
Assignment.

          (a) Section 5.16 of the Mortgage is hereby deleted and the following provision is hereby inserted in its place and stead:

               "5.16. WAIVER OF JURY TRIAL. MORTGAGOR AND MORTGAGEE HEREBY KNOWINGLY, VOLUNTARILY, INTENTIONALLY AND UNCONDITIONALLY WAIVE THE RIGHT TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION BASED HEREON, ARISING OUT OF, UNDER OR IN CONNECTION WITH THIS MORTGAGE OR ANY OTHER LOAN DOCUMENTS CONTEMPLATED TO BE EXECUTED IN CONJUNCTION HEREWITH, OR ANY COURSE OF CONDUCT, COURSE OF DEALINGS, STATEMENTS (WHETHER VERBAL OR WRITTEN) OR ACTIONS OF EITHER PARTY OR ANY EXERCISE BY ANY PARTY OF THEIR RESPECTIVE RIGHTS UNDER THE LOAN DOCUMENTS OR IN ANY WAY RELATING TO THE MORTGAGED PROPERTY (INCLUDING, WITHOUT LIMITATION, ANY CLAIM TO RESCIND OR CANCEL THE LOAN DOCUMENTS, OR ANY CLAIM OR DEFENSE ASSERTING THAT THE LOAN DOCUMENTS WERE FRAUDULENTLY INDUCED OR ARE OTHERWISE VOID OR VOIDABLE); THIS WAIVER BEING A MATERIAL INDUCEMENT FOR MORTGAGEE TO ACCEPT THIS MORTGAGE AND MAKE THE LOAN."

          (b) Section 23 of the Lease Assignment and Section 14 of the Collateral Assignment are hereby deleted and the following provision is hereby inserted as Section 23 of the Lease Assignment and Section 14 of the Collateral Assignment, respectively:

               "WAIVER OF JURY TRIAL. ASSIGNOR AND ASSIGNEE HEREBY KNOWINGLY, VOLUNTARILY, INTENTIONALLY AND UNCONDITIONALLY WAIVE THE RIGHT TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION BASED HEREON, ARISING OUT OF, UNDER OR IN CONNECTION WITH THIS ASSIGNMENT OR ANY OTHER LOAN DOCUMENTS CONTEMPLATED TO BE EXECUTED IN CONJUNCTION HEREWITH, OR ANY COURSE OF CONDUCT, COURSE OF DEALINGS, STATEMENTS (WHETHER VERBAL OR WRITTEN) OR ACTIONS OF EITHER PARTY OR ANY EXERCISE BY ANY PARTY OF THEIR RESPECTIVE RIGHTS UNDER THE LOAN DOCUMENTS OR IN ANY WAY RELATING TO THE MORTGAGED PROPERTY (INCLUDING, WITHOUT LIMITATION, ANY CLAIM TO RESCIND OR CANCEL THE LOAN DOCUMENTS, OR ANY CLAIM OR DEFENSE ASSERTING THAT THE LOAN DOCUMENTS WERE FRAUDULENTLY INDUCED OR ARE OTHERWISE VOID OR VOIDABLE); THIS WAIVER BEING A MATERIAL INDUCEMENT FOR ASSIGNEE TO ACCEPT THIS ASSIGNMENT AND MAKE THE LOAN."

          (c) All notices to Mortgagee (and to Assignee under the Lease Assignment) shall be sent to the address set forth in the introductory paragraph of this Agreement, Attention: Thomas S. Matesich, Telecopy No. (212) 622-3580, with copies to:

               NationsBank of Florida, N.A.
               One Financial Center, 9th Floor
               Ft. Lauderdale, Florida  33394-0100
               Attention:  Lisa Crawford
               Telecopy No.: (305) 765-2164

                    and

               Weil, Gotshal & Manges
               701 Brickell Avenue
               Suite 2100
               Miami, Florida  33131
               Attn:  Susan Werth, P.A.
               Telecopy No.: (305) 374-7159

     5.   Disbursement.  The indebtedness evidenced by the Term
Renewal Notes and the I/P Renewal Notes has been advanced by the Secured Parties in accordance with the terms and provisions of the Term Renewal Notes, the I/P Renewal Notes and the Credit Agreement. The indebtedness evidenced by the Revolving Credit Renewal Notes shall be advanced by the Secured Parties in accordance with the terms and provisions of the Revolving Credit Renewal Notes and the Credit Agreement.

     6. Security. Mortgagor agrees that the Note is secured by the Mortgage to the same extent as if the Note was executed and delivered by Mortgagor to Mortgagee on the date of the Original Mortgage, and that the Mortgage secures the total Indebtedness.

     7.   Release; Defenses.

          (a) Mortgagor acknowledges that Mortgagor is executing this Agreement as Mortgagor's own voluntary act and free from duress and undue influence and upon and with the advice of counsel. Mortgagor hereby unconditionally and irrevocably releases, acquits and discharges Mortgagee, the Secured Parties and their respective employees, officers, directors, agents, servants and counsel (collectively, the "Related Parties") from any and all claims, demands, actions, causes of actions, suits, debts, costs, dues, sums of money, accounts, bonds, bills, covenants, contracts, controversies, agreements, promises, variances, trespasses, damages, judgments, expenses and liabilities whatsoever, known or unknown, at law or in equity, irrespective of whether such claims arise out of contract, tort, violation of laws or regulations or otherwise, which Mortgagor ever had, now has or hereafter can, shall or may have against Mortgagee, the Secured Parties or any of the Related Parties or any of them for, upon, or by reason of any matter, cause or thing whatsoever arising from the beginning of the world to and including the date hereof arising out of, in connection with, or related in any manner to the Mortgaged Property, the Original Loans, the Loan, the Original Note, the Note, the Original Security Documents, the Mortgage, this Agreement, and/or the other Loan Documents.

          (b) Mortgagor hereby acknowledges, confirms and warrants to Mortgagee that as of the date of this Agreement Mortgagor has absolutely no defenses, rights of set-off, claims or counterclaims against Mortgagee or the Secured Parties under, arising out of, or in any manner connected with the Original Loans, the Loan, the Mortgaged Property, this Agreement, the Mortgage, the Original Note, the Note, the Original Security Documents or any other Loan Document, or against any of the indebtedness evidenced or secured thereby or under any other documents executed in connection therewith or relating thereto, any and all of which Mortgagor hereby expressly waives.

     8. Representations and Warranties. Mortgagor hereby represents and warrants to Mortgagee that each of the representations and warranties contained in the Mortgage, the Lease Assignment and the Collateral Assignment, as modified hereby, are true and correct in all material respects as of the date hereof.

     9. Confirmation of Mortgage and Lien Upon Property. Mortgagor acknowledges and agrees that the Mortgage constitutes a valid first lien upon the Mortgaged Property, other than the Mortgaged Property which is also subject to the Equitable Mortgage (as to which property the Mortgage constitutes a second lien) in favor of Mortgagee, that the Note evidences an aggregate principal indebtedness of $112,102,803.60 and is secured by the Mortgage, that the Credit Agreement and the Letter of Credit Documents evidence the obligation to reimburse the L/C Bank (as defined in the Credit Agreement) a maximum aggregate principal amount of $15,000,000.00 and are secured by the Mortgage, and that the Lease Assignment, Collateral Assignment and other Loan Documents executed in connection with the Mortgage constitute valid and subsisting agreements and obligations of the parties thereto with respect to the Loan. The Mortgaged Property is and shall remain subject to and encumbered by the lien, charge and encumbrance of the Mortgage, and nothing herein contained shall affect or be construed to affect the lien or encumbrance of the Mortgage or the priority thereof over other liens or encumbrances.

     10. Expenses of Transaction. Mortgagor shall promptly pay all reasonable fees, costs, expenses and disbursements of Mortgagee and Mortgagee's counsel in connection with the preparation, execution, delivery and performance of this Agreement, the Note and in connection with all negotiations relating to the Mortgaged Property, this Agreement, and the Note.

     11. No Oral Modification. This Agreement constitutes the entire agreement between Mortgagor and Mortgagee with respect to the subject matter hereof, and all understandings (oral or written) and agreements heretofore had among the parties are merged in or contained in this Agreement. This Agreement may not be amended except upon the written agreement of all of the parties hereto.

     12.  Governing Law.  Mortgagor and Mortgagee agree that the
Mortgage, the Lease Assignment, the Collateral Assignment and this Agreement shall be governed by and construed in accordance with the laws of the State of Florida without regard to the principles of conflicts of laws.

     13. Ratification of Loan. Except as expressly modified and amended herein, Mortgagor covenants and agrees that all of the terms, covenants, promises, warranties, representations and conditions of the Mortgage, the Note and the other Loan Documents shall remain in full force and effect.

     14. Binding Upon Successors and Assigns. This Agreement shall inure to the benefit of, and shall be binding upon, the parties hereto and their respective successors and assigns subject to the terms and conditions of the Loan Documents.

     15. Headings. The headings of the articles, sections and subsections of this Agreement are for convenience and reference only and shall not be considered a part hereof nor shall they be deemed to limit or otherwise affect any of the terms or provisions hereof.

     16. Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be deemed an original but all of which shall constitute one agreement. It shall not be necessary for the same counterpart to be signed by all of the parties in order for this instrument to be fully binding upon any party signing at least one counterpart.

     17. WAIVER OF JURY TRIAL: MORTGAGOR AND MORTGAGEE HEREBY KNOWINGLY, VOLUNTARILY, INTENTIONALLY AND UNCONDITIONALLY WAIVE THE RIGHT TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION BASED HEREON, ARISING OUT OF, UNDER OR IN CONNECTION WITH THIS AGREEMENT OR ANY OTHER LOAN DOCUMENTS CONTEMPLATED TO BE EXECUTED IN CONJUNCTION HEREWITH, OR ANY COURSE OF CONDUCT, COURSE OF DEALINGS, STATEMENTS (WHETHER VERBAL OR WRITTEN) OR ACTIONS OF EITHER PARTY OR ANY EXERCISE BY ANY PARTY OF THEIR RESPECTIVE RIGHTS UNDER THE LOAN DOCUMENTS OR IN ANY WAY RELATING TO THE MORTGAGED PROPERTY (INCLUDING, WITHOUT LIMITATION, ANY ACTION TO RESCIND OR CANCEL THE LOAN DOCUMENTS, AND ANY CLAIM OR DEFENSE ASSERTING THAT THE LOAN DOCUMENTS WERE FRAUDULENTLY INDUCED OR ARE OTHERWISE VOID OR VOIDABLE); THIS WAIVER BEING A MATERIAL INDUCEMENT FOR MORTGAGEE TO ACCEPT THIS AGREEMENT.

     IN WITNESS WHEREOF, the parties hereto have duly executed this Agreement as of the day and year first above written.

                              MORTGAGOR:

Signed, sealed and            ARVIDA/JMB PARTNERS, a
delivered in the         Florida general partnership
presence of:
                              By:  ARVIDA/JMB MANAGERS, INC., a
                                   Delaware corporation, as
                                   general partner

__________________________    By:_____________________
Print Name:                      Stephen A. Lovelette
                                      Vice President
__________________________       900 N. Michigan Ave.
Print Name:                      Chicago, IL 60611


                              WESTON HILLS COUNTRY CLUB LIMITED
                              PARTNERSHIP, a Delaware limited
                              partnership

                              By:  WHCC, INC., an Illinois
                                   corporation, as general
                                   partner


_________________________     By:_____________________
Print Name:                      Stephen A. Lovelette
                                      Vice President
_________________________        900 N. Michigan Ave.
Print Name:                      Chicago, IL 60611


                              MORTGAGEE:

                              CHEMICAL BANK, a New York banking
                              corporation, as agent


_________________________By:
Print Name:                   Thomas S. Matesich
                                   Vice President
_________________________     380 Madison Avenue
Print Name:                   New York, NY 10017


STATE OF               )
                       )  ss.:
COUNTY OF         )

     The foregoing instrument was acknowledged before me this ___ day of November, 1994, by Stephen A. Lovelette, as Vice President of Arvida/JMB Managers, Inc., a Delaware corporation, as general partner of Arvida/JMB Partners, a Florida general partnership, on behalf of said general partnership. He is personally known to me or has produced a driver's license as identification.


                         ___________________________________
                         Signature of Notary Public

                         ___________________________________
                         Printed Name of Notary Public

My Commission Expires:   [SEAL]



STATE OF               )
                       )  ss.:
COUNTY OF         )

     The foregoing instrument was acknowledged before me this ___ day of November, 1994, by Stephen A. Lovelette, as Vice President of WHCC, Inc., an Illinois corporation, as general partner of Weston Hills Country Club Limited Partnership, a Delaware limited partnership, on behalf of said limited partnership. He is personally known to me or has produced a driver's license as identification.


                         ___________________________________
                         Signature of Notary Public

                         ___________________________________
                         Printed Name of Notary Public

My Commission Expires:   [SEAL]



STATE OF               )
                       )  ss.:
COUNTY OF         )

     The foregoing instrument was acknowledged before me this ___ day of November, 1994, by Thomas S. Matesich, as Vice President of Chemical Bank, a New York banking corporation, as agent, on behalf of said corporation. He is personally known to me or has produced a driver's license as identification.


                         ___________________________________
                         Signature of Notary Public

                         ___________________________________
                         Printed Name of Notary Public

My Commission Expires:   [SEAL]